AGREEMENT




     THIS AGREEMENT is made and entered into this 7th day of November, 2001 by and between Clements Golden Phoenix Enterprises, Inc., 3135 S.W. Mapp Road, Palm City, FL 34990 ("CGPE") and Paradise Water and Juice Co., Inc., 17770 S.W. 367A Avenue, RD, Ocala, FL 34473 ("Paradise"),

                               W I T N E S S E T H

     Whereas, Paradise, directly and through its distributors, dealers and independent retail outlets, (including vendor supply contracts with the governments of the United States and foreign countries) intends to provide consumer goods and products to domestic and foreign markets; and

     Whereas, CGPE is presently engaged in the business of providing fresh and concentrate citrus juice as well as fresh citrus fruit products to foreign markets; and

     Whereas, Paradise intends to have CGPE be its sole and exclusive supplier of certain consumer goods and products more specifically identified below, subject to the terms and conditions of this Agreement; and

     Whereas, CGPE is ready, willing and able to be the sole and exclusive supplier to Paradise of the consumer goods and products needed or required by Paradise, subject to the terms and conditions of this Agreement.

     Now Therefore, in consideration of the sum of Ten Dollars ($10.00) and other good and



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valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, and in further consideration of the mutual covenants contained herein, the parties, intending to be legally bound, hereby as follows:

1. Recitals. The above recitals are true and correct.


2. Authority to Enter into Agreement. CGPE and Paradise each warrant and represent to the other that each entity has the power and authority to enter into this Agreement and to be bound by the terms and conditions thereof. The respective boards of directors of CGPE and Paradise have or will have adopted the appropriate resolutions with respect to this Agreement and the president of each entity has or will have the authority to sign on behalf of each party.

3. Duration of Agreement/Renewal. This Agreement will have an initial term of three (3) years commencing on the date that the Agreement is last signed by either party. If the parties mutually agree, the Agreement may be extended for an additional term of five (5) years commencing on the third anniversary date of the Agreement. A decision by the parties to extend the Agreement beyond the initial term must be in writing prior to the expiration of the initial term.

4. Specific Consumer Goods and Products to be Supplied by CGPE to Paradise. CGPE agrees to provide Paradise, during the term of this Agreement and any extension thereof, on a sole and exclusive supplier basis, the following items: (a) purified bottled water; (b) flavored bottled water; (c) ready-to-drink orange and other fruit juices; (d) dried fruits, including cranberries, blueberries, apples, strawberries and cherries. The parties may, from time to time, add or delete products depending upon costs of products, availability and circumstances or conditions beyond the control of either party.

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5. Containers and Packaging/Labeling. The beverage containers and food packaging will be in an end-user, consumer format standard to the industry for retail water, juice and dried food products. Any variation or change in containers or packaging must be by mutual agreement of the parties.

     Labeling design and product name will be the responsibility of Paradise subject to any and all applicable United States and foreign laws, regulations, disclosures and requirements with respect to the beverages and food products which are the subject of this Agreement. CGPE reserves the right to approve any labeling which uses or refers to any proprietary, trademarked or registered name or logo belonging to CGPE.

6. Initial Pricing/Shipping/Duties & Tariffs. The initial pricing of the beverages and food products to be supplied by CGPE to Paradise and the initial quantities of each are attached hereto and made a part hereof as Exhibit "A". All prices are FOB the point of production and packaging of the respective products. Shipping, at actual cost to CGPE, will added to the FOB price plus a charge of $250.00 per container for freight forwarding services provided by CGPE and/or its shipping agent. All prices are United States dollars.

     Any and all duties and tariffs  incurred  by  Paradise  in any  domestic or foreign market in which Paradise transacts business will be the sole responsibility of Paradise with respect to any and all beverages and products supplied by CGPE.

     It is expressly agreed and understood by Paradise and CGPE that the beverages and food products as well as the prices and quantities set forth in this Agreement (including any Exhibits) are solely applicable to the existing contract and any renewal thereof that Paradise has or may have with the United States government. These prices are the actual


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prices upon which Paradise will perform its obligations under the said contract.
In the event Paradise obtains other retail customers, the quantities and pricing are subject to adjustment by CGPE.


7. Commission Due Paradise or its Designated Agent. Paradise shall be entitled to receive a fee or commission equal to ten percent (10%) of the gross profit realized from the sale of any and all beverages and food products based upon the price structure set forth in this Agreement (including any Exhibits attached hereto). This fee or commission is to be deducted by Paradise upon receipt of any payment for the beverages and/or food products with the balance of the funds received by Paradise to be remitted directly to CGPE. Paradise has elected to designate Michael Spieles, 1150 S.E. Federal Hwy., Stuart, FL 34994 as its authorized local agent or representative to receive any such fees or commissions for or on behalf of Paradise.

8. Renewal by Paradise of existing United States Government Contract. Paradise has represented to CGPE that it has an existing contract with the United States government to supply beverages and food products to the armed forces personnel stationed in Guam and other islands in the western Pacific ocean. Paradise has renewed or is in the process of renewing this contract and therefore, this Agreement being executed by CGPE in reliance upon the existence and renewal of the contract that Paradise has with the United States government. In the event the said contract is not renewed or is otherwise no longer in force and effect, CGPE reserves the sole and absolute right to unilaterally cancel this Agreement.

     Pending the renewal of this contract, Paradise shall not be permitted to negotiate with any other supplier and CPGE shall not be permitted to contact any United States government procurement office with respect to the beverages and products described in this Agreement.

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9. Cancellation/Penalty Payment. Either party may cancel this Agreement upon one hundred- twenty (120) days written notice to the other, with or without cause. In the event this Agreement is profitable to both parties and Paradise elects to cancel the Agreement, then Paradise will make a penalty payment to CGPE equal to the gross profit realized by CGPE for the twelve (12) months preceding the date of cancellation or the sum of two hundred-fifty thousand dollars ($250,000.00) whichever amount is greater. If, at the time either party elects to cancel, the Agreement is not profitable to either party, then no penalty payment shall be due to or from either party.

10. Travel and Administrative Expenses. Paradise shall be entitled to reimbursement from CGPE for reasonable travel and administrative expenses associated with (a) the performance of the contract, and any renewal thereof, that Paradise has with the United States Government; and (b) the development by Paradise of new customers and/or contracts. CGPE reserves the right to loan or advance funds to Paradise for these costs and expenses, subject to the submission by Paradise to CGPE of all receipts for any and all such expenditures.

11. Construction of Bulk Processing Facility. Paradise has disclosed to CGPE its intention to develop and construct a bulk processing facility on Guam or other location. In the event Paradise is able to construct any such facility, CGPE, by this Agreement, shall have the right of first refusal to provide bulk beverage and food products to this facility. If the terms, prices and conditions of any such future supply agreement submitted by CGPE are not competitive with other proposals received by Paradise at that time, then Paradise shall be able to obtain any bulk supplies from an alternative source.

12. Notices. All notices, requests, consents and other communications required or permitted to


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be given  under this  Agreement  will be in  writing  (including  facsimile  and telecopy) and shall be sent by certified mail, postage prepaid, return receipt requested, or shall be hand delivered or delivered by a recognized national overnight courier service, or shall be sent by electronic communication (whether by facsimile or telecopy), addressed as follows:

If to Paradise:

Fred Harney, President
Paradise Water and Juice Co., Inc.
17770 S.W. 367A Avenue RD
Ocala, FL 34473
(352) 245-6683

If to CGPE:

Joseph R.Rizzuti, Chairman & COO
Clements Golden Phoenix Enterprises, Inc.
3135 S.W. Mapp Road.
Palm City, FL 34990
(561) 219-0132
(561) 219-3712 facsimile

or to any other address or addresses as any party may designate from time to time by notice given in accordance with this paragraph.

     Any such notice will be deemed delivered: (a) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the U.S. Postal Service as not deliverable, as the case may be if mailed; (b) on the date delivered by personal delivery; (c) on the date of delivery by a recognized national overnight courier service, or (d) on the date of transmission if sent by electronic communication.

     The delivery to or receipt by parties, other than and in addition to Paradise or CGPE, of copies of any notice, request, demand or other communication hereunder is merely an accommodation and is not necessary or required to make effective the actual giving or receipt by either party of any notice, request, demand or other communication.

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13.  Waivers.  The  failure  or  delay  of any  party  at any  time  to  require performance by another party of any provision of this Agreement shall not affect the right of such party thereafter to require performance of the subject provision or to exercise any right, power or remedy hereunder. The waiver by any party of any breach of any provisions of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of said provision, a waiver of said provision, or a waiver of any right, power or remedy under this Agreement.

14. Time of the Essence. Time is of the essence with respect to each provision of this Agreement that requires action to be taken by either party within a stated time period or upon a specified date.

15. Attorneys' fee and costs. In connection with any litigation arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover as costs all its expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees at the trial and appellate levels and arising as a result of declaratory action.

16. Assignment. This Agreement may not be assigned by either party without the express written consent of the other, which consent shall not unreasonably be withheld.

17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

18. Entire Agreement. This Agreement incorporates and merges all agreements, understandings, promises, covenants, conditions, representations and warranties, whether oral or written, between the parties with respect to the subject matter hereof. No claimed modification of this Agreement shall be effective and binding unless such modification is in writing and duly executed by the party sought to be charged therewith.


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19.  Governing  Law.  All  aspects of this  Agreement  shall be  governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to principles of conflict of laws.



20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

21. Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations and anticipated performance of this Agreement occurred or shall occur in Martin County, Florida and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Martin County; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in such court. This provision shall survive the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first set forth above.



                            Paradise Water and Juice Co., Inc.

                            By:/s/ Fred Harney, Pres.
                              -------------------------------------
                                 Its: President



                            Clements Golden Phoenix Enterprises, Inc.

                            By: /s/ Joseph R.  Rizzuti
                              --------------------------------------
                            Its: Chairman & Chief Operating Officer


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